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                                                                       EXHIBIT G


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of March 9, 2001, by and among Luby's, Inc., a Delaware corporation (together with its subsidiaries, the "Company"), Harris J. Pappas and Christopher J. Pappas, each an individual residing in Houston, Texas (together, the "Purchaser").

                                    RECITALS:

         This Agreement is made pursuant to the Purchase Agreement, dated as of March 9, 2001, between the Company and Purchaser (the "Purchase Agreement"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                                   AGREEMENT:

         The parties hereto hereby agree as follows:

1.       DEFINITIONS.

         (a) As used in this Agreement, the following terms will have the following meanings:

                  "AFFILIATE" means, with respect to any Person, a Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes hereof "control," (and the correlative terms "controlling", "controlled by" and "under common control with" means the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Exchange Act) of the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

                  "AGREEMENT" has the meaning set forth in the recitals hereto.

                  "COMMON STOCK" means shares of the Company's Common Stock par value $.32 per share and any capital stock for or into which such Common Stock is hereafter exchanged, converted, or reclassified into.

                  "COMPANY" has the meaning set forth in the recitals hereto.

                  "DEMAND REGISTRATION" has the meaning set forth in Section
         3(a).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the SEC promulgated thereunder.

                  "MAJORITY" means 51% or more.

                  "NOTES" means the Convertible Subordinated Notes due 2011 of the Company issued pursuant to the Purchase Agreement.



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                  "OPTIONS" means the employee stock options issued to
         Purchasers in connection with their employment by the Company pursuant to the Employment Agreements of even date herewith.

                  "PERSON" means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof or any other entity of any kind.

                  "PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

                  "PURCHASER" has the meaning set forth in the recitals hereto.

                  "REGISTRATION EXPENSES" has the meaning set forth in Section 7(a).

                  "REGISTRATION NOTICE" has the meaning set forth in Section
         3(a).

                  "REGISTRABLE SECURITIES" means (i) the shares of Common Stock issued or issuable upon conversion of the Notes or exercise of the Options; (ii) shares of Common Stock issued or issuable as interest on the Notes; and (iii) any securities issued with respect thereof by way of conversion, dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, a Registrable Security shall cease to be a Registrable Security to the extent so provided in
         Section 2(a).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time and the rules and regulations of the SEC promulgated thereunder.

                  "SEC" means the Securities and Exchange Commission.

                  "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" means any registration in which securities of the Company are sold pursuant to a firm commitment underwriting.

2.       SECURITIES SUBJECT TO THIS AGREEMENT.

         (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Registrable Security. A Registrable Security shall cease to be a Registrable Security when (i) it has been disposed of in a transaction registered under the Securities Act, (ii) it has been sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (iii) it has otherwise been reissued, transferred or exchanged and a new certificate or other evidence of ownership for it that does not bear a legend restricting further transfer has been delivered (not subject to any stop transfer order) by or on behalf of the Company, (iv) an opinion of counsel to the Company, reasonably satisfactory to the holder of such Registrable Security, shall have been delivered to such holder, or an opinion of counsel to the holder of such Registrable Security, reasonably satisfactory to the Company, shall have been delivered to the Company, in either case to the effect that the subsequent disposition of such



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Registrable Security may be made pursuant to Rule 144(k) promulgated under the
Securities Act (or any successor provision), or (v) it has been sold or transferred in a private transaction in which the transferor's rights under this Agreement are not assigned.

         (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities.

3.       DEMAND REGISTRATION.

         (a)      Requests for Registration. Subject to the provisions of
Section 3(b), at any time after the earlier of (i) October 1, 2002, or (ii) the acquisition of Registrable Securities, any holder or holders of a Majority (by number of shares) of the then outstanding Registrable Securities may request by written notice to the Company ("Registration Notice") a registration by the Company under the Securities Act of all or part of its or their Registrable Securities (a "Demand Registration") be effected provided that the number of Registrable Shares then requested to be registered shall be equal to at least 1% of the Company's then outstanding Common Stock. Within ten days after receipt of such request, the Company will provide written notice of such registration request to all holders of Registrable Securities and will, subject to the provisions of Section 2(a) and Section 3(b), include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after distribution to the applicable holder of the Company's notice. All requests made pursuant to this
Section 3(a) will specify the amount of Registrable Securities to be registered and will also specify the intended method of disposition thereof; provided, however, that such method of disposition will be limited to an underwritten offering if so requested by the holders of the Registrable Securities who initiated the request.

         (b) Number of Registrations. The holders of Registrable Securities will be entitled to request an aggregate of three Demand Registrations. A registration initiated as a Demand Registration will not constitute a Demand Registration (i) unless such registration has been declared effective by the SEC and remains effective for the period set forth in Section 6(a)(iii), and (ii) if after such registration has been declared effective by the SEC it is subject to any stop order, injunction or other adverse order or action of the SEC or other governmental authority which is not removed within 15 days.

         (c) Registration Expenses. Except as provided in Section 3(d), in any registration initiated as a Demand Registration, the Company will pay all Registration Expenses, whether or not the registration has been declared effective; provided, however, the Company shall not be required to pay for any such Registration Expenses if the request for registration is subsequently withdrawn at any time by a Majority (by number of shares to be registered) of the initiating holder(s) of Registrable Securities (in which case the initiating holders shall bear such expenses).



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         (d)      No Rights of Company or Other Securityholders to Piggyback on
Demand Registrations. Neither the Company nor any of its securityholders (other than the holders of Registrable Securities in such capacity) has any right to include any of the Company's securities in a registration statement initiated as a Demand Registration under this Section 3 if such Demand Registration is for an underwritten offering unless (i) such securities are of the same class as the Registrable Securities being registered, the (ii) managing underwriters agree that some or all of such securities can be included without adversely affecting the offering of the Registrable Securities or the offering price for the Registrable Securities and (iii) the Company, or the selling securityholders, as applicable, agree to sell their securities on the same terms and conditions as apply to the Registrable Securities and the holders of such Registrable Securities. If any securityholders of the Company (other than the holders of Registrable Securities in such capacity) register securities of the Company in a Demand Registration (in accordance with the provisions of this Section 3(d)), such securityholders will pay the fees and expenses of counsel to such securityholders and their pro rata share of the Registration Expenses if such pro rata share of the Registration Expenses for such registration are not paid by the Company for any reason.

         (e) Priority on Demand Registrations. If a Demand Registration is for an underwritten offering and the managing underwriters advise the Company and the selling holders of the Registrable Securities in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without adversely affecting the proposed offering or the offering price, the Company will include in such registration the number of Registrable Securities which in the opinion of such underwriters can be sold without adversely affecting the proposed offering or the offering price, and such securities will be allocated pro rata among the holders of Registrable Securities on the basis of the number of the Registrable Securities requested to be included in such registration by their respective holders. If securities (other than Registrable Securities) are proposed to be included by the Company or its other securityholders in a Demand Registration which is for an underwritten offering (subject to and in accordance with the provisions of Section 3(d)) and the managing underwriters advise the Company and the selling holders of Registrable Securities in writing that some but not all of said other securities can be sold without adversely affecting the proposed offering or the offering price in such underwritten offering, in addition to all of the Registrable Securities being registered, those securities which are permitted to be included will be allocated (i) first, to the Company and (ii) second, to the securityholders of such securities, allocated among them in such proportions as such securityholders and the Company may agree or if they cannot so agree as the Company shall determine. The Company and any such securityholders may withdraw their securities from a Demand Registration; provided, however, if the Demand Registration is for an underwritten offering, they may do so only on the reasonable and customary terms agreed upon by the managing underwriters for such offering.

         (f) Selection of Underwriters. If any Demand Registration is for an underwritten offering, or a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a Majority of the Registrable Securities requested to be included in such offering; provided, however, such investment bankers and managers must be reasonably satisfactory to the Company.



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         (g)      Other Registration Rights Agreements. Without the prior
written consent of the holders of a Majority of the then outstanding Registrable Securities, the Company will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

4.       REGISTRATION FOR CONTINUOUS SALES.

         As to any of their Demand Registration rights provided in Section 3, holders of a Majority of the Registrable Securities shall be entitled to request in the Registration Notice that the Company register for resale, in accordance with Rule 415 under the Securities Act (or any successor rule thereunder) all or a portion of their Registrable Securities on Form S-3 (or any similar short form registration) if the Company and the transaction then qualify for the use of such short form registration. On receipt of the Registration Notice, the Company will notify all of the holders of Registrable Securities entitled to notice of a proposed registration pursuant to Section 3(a) of such request. Upon receipt by the Company of the Registration Notice, the Company will, subject to Section 5 and Section 11(a), use its reasonable best efforts to file a registration statement on Form S-3 (or any similar short form registration) in accordance with the terms of this Section 4 and Section 6 as soon as practicable after receipt of such Registration Notice. The Company will, subject to Sections 5 and 11(a), use its reasonable best efforts to maintain the effectiveness of the registration statement until the first anniversary of the effectiveness of such registration statement or such earlier date when all the Registrable Securities covered by such registration statement are sold. All Registration Expenses shall be borne by the Company. A holder of Registrable Securities that are covered by a registration statement pursuant to this Section 4 will give the Company at least 24 hours written notice prior to any resales by such holder thereunder.

5.       DEFERRAL OF FILING; SUSPENSION OF SHELF REGISTRATION STATEMENT.

         (a) Deferral of Filing. Anything herein to the contrary notwithstanding, the Company may defer the filing of any registration statement otherwise required to be filed by it pursuant to Section 3 or Section 4 if (i) the Company notifies each requesting holder that it is in good faith contemplating filing a registration statement for an underwritten offering of Common Stock or a security convertible into Common Stock within 60 days of its receipt for the demand for registration or (ii) the Company notifies each requesting holder that the Company's Board of Directors has determined that the requested registration and offering would require disclosure of pending matters or information the disclosure of which would likely be materially detrimental to the Company or materially interfere with its business or a financing, acquisition, corporate reorganization or other material transaction involving the Company or that appropriate financial statements will not be available when registration is requested. In the case of clause (i) of this Section 5(a), the Company shall use its reasonable best efforts, as soon as practicable, upon the first to occur of the abandonment of such contemplated registration statement or the expiration of such 60 day period, to register the Registrable Securities which it otherwise would be obligated to register pursuant to Section 3 or
Section 4, unless the demand for registration is withdrawn or the Company has filed the contemplated registration statement. In the case of clause (ii) of this Section 5(a), the Company may delay the filing of the registration statement otherwise required



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by Section 3 or Section 4 for a reasonable period of time not to exceed 120 days. If the Company shall so defer the filing of a registration statement, the requesting holders may, within 20 days after its receipt of written notice of the deferral, withdraw its request for registration by giving written notice to the Company (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the holders of Registrable Securities are entitled hereunder and the provisions of the proviso contained in Section 3(c) hereof will not apply). In addition to the foregoing deferral rights, the Company shall not be required to file any registration statement pursuant to Section 3 or Section 4 (i) within 120 days after the effectiveness of a registration statement relating to a Demand Registration or (ii) within 120 days after the effectiveness of a registration statement filed by the Company.

         (b) Suspension of Shelf Registration Statement. In addition, if the Company receives notice of a proposed sale under a shelf registration statement filed pursuant to Section 4, the Company may give notice to the holder requesting such sale that such sale under such shelf registration statement must be deferred and not made for a reasonable period of time (not to exceed 120 days) after the date of receipt by the Company of such notice of proposed sale if, at the time the Company receives such notice, the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required to be made in the prospectus included in such shelf registration statement (but would not be required if such sale were not made) in order to prevent such prospectus from containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein not misleading and the Company has determined in its reasonable judgment that such disclosure would be materially detrimental to the Company or would likely materially interfere with its business or a financing, acquisition, corporate reorganization or other material transaction involving the Company. Each holder of Registrable Securities agrees that, upon receipt of any such notice from the Company pursuant to this Section 5(b), such holder shall forthwith discontinue the disposition of Registrable Securities pursuant to such shelf registration statement for the period of time contemplated by this
Section 5(b). A deferral of such proposed sale pursuant to this Section 5(b) shall be lifted, and the sale may be forthwith made if the negotiations or other activities are disclosed by the Company or terminated. The running of the period provided for in Sections 4 and 6(a)(iii) hereof during which the Company is required to maintain the effectiveness of a shelf registration shall be tolled for the period for which there is a deferral of sale under this Section 5(b).

6.       REGISTRATION PROCEDURES.

         (a) Subject to the terms hereof, whenever the holders of Registrable Securities have requested that any Registrable Securities be registered in accordance with the terms and conditions of this Agreement, the Company will use its reasonable best efforts to effect the registration and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (i) prepare and file with the SEC, subject to the availability of all required consents of independent accountants (which the Company agrees to use its reasonable



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         best efforts to obtain), not later than 30 days after receipt of a request to file a registration statement with respect to such Registrable Securities, a registration statement, including required exhibits thereto, with respect to such Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective; each such registration statement will be on a form for which the Company then qualifies, which is available for the sale of the Registrable Securities in accordance with the intended method of disposition thereof and which is reasonably satisfactory to the holders of a Majority of the Registrable Securities being registered (or the managing underwriters in the case of a firm or best efforts underwriting offering);

                  (ii) notify each seller of Registrable Securities of any stop order issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible time if entered;

                  (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days (or not less than one year in the case of registration on Form S-3 pursuant to
         Section 4 hereof) or such shorter period as may be required if all Registrable Securities covered by such registration statement are sold prior to the expiration of such 90-day period or one year period, as the case may be (except in connection with an underwritten offering, in which case such registration statement shall be kept effective as long as the underwriters reasonably request in the underwriting agreement), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (iv) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any seller requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
         Section 6(a)(v), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (vi) use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to



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         enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (vii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company is aware as a result of which the prospectus included in such registration statement or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and prepare and file promptly with the SEC a supplement or amendment to such prospectus or any such document incorporated therein by reference so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (viii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (ix) enter into such customary agreements (including an underwriting agreement in customary form, including customary indemnity and contribution provisions) and take all such other actions in connection therewith as the holders of a Majority of the Registrable Securities being registered or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case upon receipt of an appropriate confidentiality agreement;

                  (xi) in the case of an underwritten offering, (i) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, as the managing underwriters reasonably request and (ii) cause its outside counsel to prepare and deliver to the underwriters and the SEC opinion letters of the type customarily rendered in connection with registered underwritten offerings; and

                  (xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 10(a) of the Securities Act.



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         (b)      The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the seller and the distribution of such securities as the Company may from time to time reasonably request and to timely complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably requested by the Company.

7.       REGISTRATION EXPENSES.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and of the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), fees and expenses of underwriters customarily paid by issuers of securities (including liability insurance if the Company so desires), the reasonable fees and expenses of any special experts retained by the Company or at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained by the Company, but excluding underwriting discounts and commissions, fees, discounts and commissions of brokers and dealers, transfer taxes, if any, relating to any sale of Registrable Securities and the fees and disbursements of counsel for the holders of Registrable Securities, will be borne by the Company (all such expenses being herein called "Registration Expenses").

         (b) Any fees or expenses incurred by any of the parties other than Registration Expenses, including fees and disbursements of attorneys and accountants other than as included in the definition of Registration Expenses, shall be borne by the party that incurred them.

8.       INDEMNIFICATION; CONTRIBUTION.

         (a) Indemnification by Company. In the event of the registration of any of the Registrable Securities pursuant to this Agreement, the Company agrees to indemnify to the full extent permitted by law, each holder of such Registrable Securities, its officers, directors and constituent partners, if any, and each Person who controls such holder (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration of such Registrable Securities or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are contained in any information furnished in writing to the Company by or on behalf of such holder or other indemnified Person expressly for use therein or caused by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. Subject to the provisions of
Section 8(c), the Company will reimburse each holder of Registrable Securities, its officers, directors, constituent partners, if any, and controlling Persons for any reasonable legal and other expenses as incurred in connection with



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investigating or defending any such losses, claims, damages, liabilities, expenses or actions for which such Person is entitled to indemnification hereunder, as such are incurred. In connection with a firm commitment or best efforts underwritten offering, the Company will indemnify the underwriters or agents, their officers, directors, constituent partners and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) or agents to the same extent as provided above (or such greater extent as may be customarily required by the managing underwriters) with respect to the indemnification of the holders of Registrable Securities.

         (b) Indemnification by Holder of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers, each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) and all other prospective sellers and their respective directors, officers and controlling Persons (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any written information or affidavit furnished by or on behalf of such holder specifically for such registration statement or prospectus and then only to the extent of the total proceeds received by such holder of Registrable Securities. Subject to the provisions of Section 8(c), the holders of Registrable Securities will reimburse, to the extent of the total proceeds received by the holders of Registrable Securities, the Company, its officers, directors and controlling Persons and all other prospective sellers and their respective directors, officers and controlling Persons for any reasonable legal and other expenses as incurred in connection with investigation or defending any such losses, claims, damages, liabilities, expenses or actions.

         (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the indemnifying party from liability hereunder except to the extent such indemnifying party is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a



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claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

         (d) Contribution. If the indemnification provided for in Section 8(a) or Section 8(b) is unavailable or insufficient to hold harmless each of the indemnified parties against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) to which such persons may become subject under the Securities Act, then the indemnifying party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such persons shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the indemnifying party on the one hand, or by such indemnified person on the other, and such person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other allocation that does not take into account the equitable considerations referred to in this Section 8(d). No person guilty of fraudulent misrepresentation within the meaning of the Securities Act shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

9.       RULE 144 AND FORM S-3.

         The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time (i) to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (y) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (z) any similar rule or regulation hereafter adopted by the SEC and (ii) to use its reasonable best efforts to maintain its eligibility to use Form S-3 (or any successor form of similar import) for resales of Registrable Securities as contemplated hereby. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

10.     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS; MARKET STAND-OFF AGREEMENT.

         (a) Participation in Underwritten Registration. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         (b) Market Stand-Off Agreement. Each holder of Registrable Securities agrees, whether or not it is participating in such registration statement, that it shall not, to the extent requested by the Company or an underwriter of Common Stock (or other securities of the Company), sell or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any securities of the Company during the period following the effective date of a registration statement of the Company filed under the Securities Act (not to exceed 90 days) requested by the Company or an underwriter. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company owned by holders of Registrable Securities until the end of such period.

11.      MISCELLANEOUS.

         (a) Right to Suspend. The Company may, by notice in writing to each holder of Registrable Securities, require the holders of Registrable Securities to suspend use of any prospectus included in a registration statement filed hereunder if the Company reasonably determines that it contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or that any transaction in which the Company is engaged or proposes to engage, or any event that has occurred or is expected to occur, would require an amendment to such registration statement or a supplement to such prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 11(a), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of a properly supplemented or amended prospectus, and, if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies, then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company gives any such notice, the time period mentioned in Section 4 and Section 6(a)(iii), if applicable, will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of such supplemented or amended prospectus. The Company agrees to use its reasonable best efforts to cause any suspension of use of any prospectus pursuant to this paragraph to be as short a period of time as possible.

         (b) Transfer of Assignment of Rights. The rights to cause the Company to register Registrable Securities under this Agreement granted to the Purchasers may be assigned or transferred by a Purchaser only to a transferee or assignee of not less than 200,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and similar events), provided that the Company is given written notice at the time of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further, that the transferee or assignee of such rights assumes in writing the obligation of such Purchaser hereunder with respect thereto.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the holders of at least a Majority of the outstanding Registrable Securities. Each holder of any Registrable Securities at the time or thereafter shall be bound by any consent authorized by this Section 11(c), whether or not such holder consented or whether or not such Registrable Securities have been marked to indicate such consent. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

         (d) Registrable Securities Held by the Company or its Affiliates. Whenever the consent or approval of holders of all or any specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its Affiliates (other than the Purchasers or their assigns or any of Affiliates thereof if such Purchaser or assigns is such an Affiliate) will not be counted in determining whether such consent or approval was given by such holders.

         (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchasers:

                  Harris J. Pappas and Christopher J. Pappas
                  642 Yale
                  Houston, Texas  77007

with a copy to:

                  Frank Markantonis
                  645 Heights Blvd.
                  Houston, Texas  77007

and

                  Fulbright & Jaworski, L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas  77010-3095
                  Attn:  Charles H. Still

If to Luby's:

                  Luby's, Inc.
                  2211 Northeast Loop 410
                  San Antonio, Texas 78217-4673
                  Attention:  Chairman of the Board
with a copy to:

                  Cauthorn Hale Hornberger Fuller
                  Sheehan Becker & Beiter Incorporated
                  700 N. St. Mary's Street, Suite 600
                  San Antonio, Texas  78205
                  Attention:  Drew R. Fuller, Jr.

         Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

         (f) Successors. Subject to compliance with any conditions to or restrictions on the transfer of any Registrable Securities and to the express assignment provisions of this Agreement, this Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         (g) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         (h) Headings. The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

         (i) Governing Law; Jurisdiction. This Agreement SHAll be governed by and construed in accordance with the laws of the State of Texas, without giving effect to ANY conflictS of law prOVISIONS.

         (j) Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

         (k) Entire Agreement. This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder), the Purchase Agreement dated as of March 9, 2001 by and between the Company and Purchaser (the "Purchase Agreement") and the other Transaction Documents (as defined in the Purchase Agreement) constitute the entire agreement of the parties hereto and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement, the Purchase Agreement, and the other Transaction Documents.

         (l) Consent; Names and Address of Holders of Securities. Each holder of Registrable Securities consents to the dissemination by the Company of its name, address and Registrable Securities holdings to other holders of Registrable Securities. Upon request, the Company will furnish to any holder of Registrable Securities, the names and addresses of all other such holders to the extent reasonably available or known to the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                            LUBY'S, INC.

Company Address:

2211 Northeast Loop 410                     By:
San Antonio, Texas  78217-4673                  ------------------------------
                                                     Robert T. Herres
                                                     Chairman of the Board


                                                ------------------------------
                                                     Harris J. Pappas


                                                ------------------------------
                                                     Christopher J. Pappas



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